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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        --------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) - October 23, 1998

                          MEDICAL MANAGER CORPORATION
                          ---------------------------
               (Exact Name of Registrant as Specified in Charter)


       Delaware                  0-29090                  59-3396629
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(State or Other Jurisdiction     (Commission            (IRS Employer of
    of Incorporation)            File Number)          Identification No.)


3001 North Rocky Point Drive East, Suite 400, Tampa, Florida     33607
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(Address of Principal Executive Offices)                      (Zip Code)


(Registrant's Telephone Number, Including Area Code)    (813) 287-2990
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                                 Not Applicable
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         (Former Name or Former Address; if Changed Since Last Report)










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Item 5.        Other Events.


     Medical Manager Corporation (the "Company") has received notice of a lawsuit which was purportedly filed against the Company and certain of its officers and directors, among other parties, on October 23, 1998 in the United States District Court for the Middle District of Florida. The lawsuit, styled George Ehlert, et al. vs. Michael A. Singer, et al., purports to bring an action on behalf of the plaintiffs and others similarly situated to recover damages for alleged violations of the federal securities laws arising out of the Company's issuance of allegedly materially false and misleading statements concerning its business operations, including the development and sale of its principal product, The Medical Manager(R) practice management system, during the class period. The class period is alleged to be between April 23, 1998 and August 5, 1998. The lawsuit seeks, among other things, compensatory damages in favor of the plaintiffs and the other purported class members and reasonable costs and expenses. The Company believes that this lawsuit is without merit and intends to vigorously defend against it.








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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          MEDICAL MANAGER CORPORATION


October 29, 1998          By: /s/ Lee A. Robbins
                              ---------------------------
                              Lee A. Robbins
                              Vice President and
                              Chief Financial Officer